Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated this 19th day of October, 2007, is executed and delivered by DECORIZE, INC., a Delaware corporation, GUILDMASTER, INC., a Missouri corporation, and FAITH WALK DESIGNS, INC., a Missouri corporation (collectively, the “Borrower”), as debtor, in favor of GUARANTY BANK, a state chartered trust company with banking powers (the “Lender”), as secured party, pursuant to the terms of the Credit Agreement (hereinafter defined).

W I T N E S S E T H

WHEREAS, Borrower has obtained from Lender a Revolving Loan, in an amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00) (the “Loan”), pursuant to that certain Credit Agreement (as may be amended, restated or modified from time to time, the “Credit Agreement”) dated the same date hereof by and among Lender and Borrower, which Loan is evidenced by that certain Revolving Promissory Note dated the same date hereof (the “Note”). All terms used but not otherwise defined herein shall have the meaning set forth in the Credit Agreement; and

WHEREAS, Borrower and the Lender desire to secure the Obligations for the benefit of Lender pursuant to the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the Loan by the Lender, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower hereby agrees with the Lender as follows.

1. Grant of Security Interest. To secure the Obligations, Borrower hereby grants to Lender, pursuant to the terms of the Credit Agreement, a continuing first lien on and priority security interest in, and the right to set off against, any and all right, title and interest of the Borrower, whether now, or hereafter, owned, existing, created, acquired or arising, in and to any and all of Borrower’s personal property, wherever located and whomever held by (collectively the “Collateral”). The Collateral includes Borrower’s personal property identified on Exhibit A attached hereto, and the following:

(i) All Accounts, accounts receivable, Deposit Accounts, promissory notes and other obligations owed to Borrower that arise from the sale, rental or lease of Inventory, goods or other property of Borrower or the rendering of services by Borrower, and all Chattel Paper, Instruments (including Promissory Notes), Documents, drafts, contract rights and acceptances and other forms of obligations (including but not limited to all obligations that may be characterized as General Intangibles or otherwise under the UCC) respecting the rights of Borrower to the payment of money from others and all other rights to the payment of money;

(ii) All Goods and Inventory, and all documents of title of at any time evidencing or representing a part thereof, including all inventories of raw materials, work-in-process, finished goods, and merchandise, materials and supplies and all other personal property and assets of every kind and description held for sale, rental or lease or held to be furnished under contracts for services or consumed in Borrower’s business, or in any case held, used or useable in the supply, servicing, advertising, processing, packaging, delivery or shipping of such property;

(iii) All Equipment, machinery, tools furniture, and fixtures of every sort and spare parts therefor, all storage media containing computer programs and data, and all tools, dies, and molds, and all motor vehicles, trailers, tractors, barges, and ships of every sort and spare parts and accessories therefor, whether or not titled or certificated;

(iv) All General Intangibles, including Payment Intangibles, all computer programs, data and databases, leases, licenses, claims and causes of action against others (whether in litigation, settlement or otherwise), and tax refunds, and all summaries, compilations, mailing and customer, client or supplier lists, and other supporting evidence records relating to the business, assets, liabilities or capital of Borrower, and all disks, files, tapes, printouts, books, records, periodicals, directories, publications and other documents and media where the foregoing is stored or embodied, and all patents, patent applications, trademarks, trademark applications, trade secrets, trade names, service marks, trade styles, and copyrights, designs, prototypes, labels, molds, inventions, improvements, processes, manufacturing techniques, know-how, specifications in each case whether or not registered, licensed or filed;

(v) All rights under all licenses, permits, leases, contracts, governmental approvals, franchises, applications for any of the foregoing, renewals of any of the foregoing, and similar rights or privileges or immunities;

(vi) (A) all dividends, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed to Borrower in respect of or in exchange for any shares or other capital stock or trust, partnership or limited liability company interests, all Investment Property, Certificated Securities, Uncertificated Securities, Security Entitlements, Securities Accounts, securities accounts, margin accounts, financial assets, hedging contracts, options contracts, and futures contracts; (B) any and all distributions made to Borrower in respect of any such shares or capital stock, or trust, partnership or limited liability company interests, whether in cash or in kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued to Borrower upon conversion, reorganization or otherwise; and (C) any and all other property hereafter delivered to Borrower or Lender in substitution for or in addition to any of the foregoing (including without limitation all securities issued pursuant to any shareholder agreement, stock purchase agreement, partnership agreement, trust agreement or indenture, limited liability company operating agreement, stock purchase rights or other agreement to which Borrower may now or hereafter be a party, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof);

(vii) All of Borrower’s property in the possession, custody or control of Lender in any way, whether or not for safekeeping, custody, pledge, transmission, collection or otherwise;

(viii) All funds paid to Lender or in transit to any deposit account or fund established by Borrower, and any securities in which such funds may be invested; and

(ix) All cash and non-cash proceeds and products of the foregoing, all proceeds from insurance on any of the foregoing, all goodwill associated with the foregoing, all additions and accessions to and replacements and substitutions for any of the foregoing, everything that becomes (or is held for the purpose of being) affixed to or installed in any of the foregoing, and all products, rents, income, dividends, royalties, and profits of or from any of the foregoing.

This Agreement is made and given to secure, and shall secure, the payment of and performance of any and all indebtedness, obligations and liabilities of the Borrower to the Lender, including without limitation the principal advanced or any interest on the Note and Loan Documents, and under this Agreement in accordance with their terms and to satisfy all of its other liabilities to Lender, whether under the Note or under the Credit Agreement or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals, and substitutions, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral, for all of Lender’s expenses and costs, including reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of the Credit Agreement and the documents required thereunder and in connection therewith, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations under the Loan Documents (collectively the “Obligations”). Notwithstanding the foregoing, Borrower and Lender agree that the costs payable by Borrower in connection with the origination of the Loan (i.e., attorney fees, loan documentation costs, recording fees, etc.) shall not exceed $10,000.

2. Defined Terms. The term “Loan Documents” and all other capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. All capitalized terms used and not otherwise defined herein or in the Credit Agreement have the meanings given them in the Uniform Commercial Code as in effect from time to time in the State of Missouri (“UCC”). To the extent the provisions of this Agreement conflict with the provisions of the Credit Agreement, the Credit Agreement shall govern. The prior sentences notwithstanding, any reference to any agreement, document, or instrument, including this Agreement, any other Loan Document and any agreement, document or instrument defined herein or therein, means such agreement, document, or instrument as it may have been or may be amended, restated, extended, renewed, replaced, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and instruments incorporated therein, if any.

3. Possession of Collateral. Other than during an Event of Default, Borrower may have possession of all Collateral except for Collateral which is in the possession of Lender or Collateral which Lender must possess in order to have a perfected first priority Security Interest therein, and Borrower may use each item of the Collateral in its possession in any lawful manner not inconsistent with this Agreement, the other Loan Documents or with any policy of insurance covering the same.

4. Borrower’s Representations and Warranties. Borrower represents and warrants to the Lender the following:

4.1. Name; Jurisdiction; Taxpayer ID Number. The correct corporate name and jurisdiction of formation of Borrower is set forth in the first paragraph of this Agreement, and the Borrower does not conduct and, during the five-year period immediately preceding the date of this Agreement, has not conducted, business under any trade name or other fictitious name. The Internal Revenue Service taxpayer identification number of the Borrower and the organizational identification number of the Borrower issued by the Borrower’s jurisdiction of formation are set forth on Schedule A attached hereto.

4.2. Offices; Places of Business. Borrower’s principal place of business and the books and records relating to all Accounts and the Collateral is located at the address set forth on Schedule A. All addresses (including applicable counties) of all other places of business of the Borrower shall at all times be additionally listed on Schedule A. Unless Lender otherwise consents in writing, all of the tangible Collateral will be kept at Borrower’s chief executive office or such other places of business described in the Credit Agreement, including Collateral which is movable when the same is not in use; and without Borrower first making arrangements satisfactory to Lender to protect Lender’s Security Interest therein, Borrower will not place any of the tangible Collateral in any other location. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or any of Borrower’s agents or processors without Lender’s prior written consent and unless Lender, if Lender has so requested, has received warehouse receipts or bailee letters satisfactory to Lender prior to the commencement of such storage. Notwithstanding the foregoing, Borrower may allow EnCore, Inc. to have possession and control of the Collateral pursuant to the terms of Agreement between Borrower and EnCore, Inc. dated September 14, 2006. Borrower shall, upon the request of Lender, notify any such warehouseman, bailee, agent or processor of the Security Interests created hereby and shall instruct such person to provide a written agreement to Lender that such person holds all such Collateral for Lender’s account subject to Lender’s instructions.

4.3. Name, Entity or Office Changes. If Borrower intends to change its name, change its structure, change the location of Borrower’s principal place of business, create new or otherwise amend its trade names or trademarks, change its state of organization, or open other places of business, Borrower will, prior to taking any such action, provide Lender no less than thirty (30) days prior written notice of the same and, prior to taking any such action, will promptly execute such additional documents as Lender may reasonably request in order to maintain a fully perfected first priority Security Interest in favor of Lender in the Collateral.

4.4. Insurance.  Borrower will keep the Collateral insured in accordance with the terms of the Credit Agreement.

4.5. Collateral Not to Become  Fixtures.  Without first making arrangements satisfactory to Lender to protect its Security Interest, Borrower will not allow the Collateral to become affixed to or installed in any property (including but not limited to any real estate).

4.6. Condition of Collateral; Disposal of Collateral.  Borrower will keep the Collateral in the condition required under the terms of the Credit Agreement. Borrower will not transfer, convey or otherwise dispose of any Collateral (or any interest therein) unless and only to the extent permitted herein or by the Credit Agreement.

4.7. Liens.  Borrower is the lawful owner of the Collateral free and clear, and will keep free and clear, of all security interests, liens, encumbrances, registered pledges, adverse claims, voting trust restrictions and any other claims of others except with respect to Permitted Liens (as defined in the Credit Agreement and incorporated herein) or as otherwise disclosed to Lender in the Credit Agreement. Borrower will pay and discharge all taxes assessed on the Collateral in accordance with the terms of the Loan Documents.

4.8. Collateral Disposition. Borrower has not, and will not, sell, assign, transfer, encumber or otherwise dispose of any of Borrower’s rights in the Collateral except (i) in the ordinary course of Borrower’s business or (ii) except as otherwise allowed in the Credit Agreement.

4.9. Authorization. Borrower has the full right, power and authority to enter into this Agreement and to pledge the Collateral. Borrower’s articles of incorporation and bylaws do not prohibit execution of this Agreement by Borrower or any term or condition contained in this Agreement.

4.10. Binding Effect. This Agreement is binding upon Borrower, as well as Borrower’s heirs, successors, representatives and assigns, and is legally enforceable in accordance with its terms subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

4.11. Investment Property as Collateral. None of the Collateral constitutes Investment Property.

5. Inspection. No more than once a year unless an Event of Default exists, during normal business hours that does not otherwise unnecessarily interfere with Borrower’ business, Lender and any of its authorized agents may examine and inspect the Collateral upon providing notice to Borrower.

6. Disbursement Directly to Seller  of Collateral. To the extent, if any, that Borrower has advised Lender that any of the Collateral is being acquired with proceeds of any loan, advance or other financial accommodation from Lender, such proceeds may be disbursed by Lender directly to the seller of such Collateral.

7. Adverse Conditions Affecting Collateral . Borrower will notify Lender within 30 days of becoming aware of any material adverse fact or condition which bears upon the value of the Collateral including any adverse fact or condition, or the occurrence of any event, which (i) bears upon the collectibility of any material Account including the ability of any Account debtor to perform under any agreement evidencing any material Account (including the bankruptcy, insolvency or failure of any Account debtor to pay its debts as they become due), or (ii) causes material loss or depreciation in the value of any material item of the Collateral and the amount of such loss or depreciation. Borrower will provide such additional information to Lender regarding the amount of any loss or depreciation in value of the Collateral as Lender may reasonably request from time to time.

8. Protection of Security Interest . Lender may, at Borrower’s sole cost, file a copy of this Agreement or a Financing Statement in any public office deemed necessary by Lender to perfect or continue its Security Interest in the Collateral, and Borrower hereby ratifies any such Financing Statement previously filed by Lender and irrevocably authorizes Lender to do any of the foregoing. Borrower will execute or cause the execution of such additional Financing Statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender) and do such other acts and things, including execution of applications and certificates of title naming Lender as a secured party and delivery of same to Lender, as Lender may from time to time request or deem necessary to establish and maintain a valid and perfected Security Interest in the Collateral. Borrower will, immediately upon Lender’s reasonable request, place a durable notice of the existence of Lender’s Security Interest, in form and by means reasonably acceptable to Lender, upon such items of the Collateral as are designated by Lender. Borrower will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating Lender has a Security Interest in the Chattel Paper. Borrower will not file any document releasing Lender’s Security Interest in any of the Collateral without the prior written authorization of Lender.

9. Preservation of Collateral;  Expenditures. After first giving notice to Borrower, Lender may perform any obligation of Borrower hereunder or under any other Loan Document which Borrower fails to perform and such failure results in an Event of Default; provided, however, that after the occurrence of an Event of Default and during the continuance, Lender will not be obligated to provide Borrower with any such notice. After first giving notice to Borrower, Lender may, in its commercially reasonable judgment at any time, take any other action which it reasonably deems necessary for the maintenance or preservation of any of the Collateral or the Security Interest of Lender therein, including the payment and discharge of taxes, liens, security interests and encumbrances of any kind against the Collateral, or the procurement of insurance; provided, however that after the occurrence of an Event of Default and during the continuance, Lender will not be obligated to provide Borrower with any such notice. Any actions taken by Lender pursuant to this Section will not be deemed a waiver of any Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may adjust, settle or cancel claims under any policy of insurance covering items of the Collateral and endorse any draft received in connection therewith in payment of a loss or otherwise. Borrower agrees to reimburse Lender on demand for all costs and expenses incurred or paid by Lender pursuant to this Section, together with interest thereon at the highest default or post-maturity rate provided in the Credit Agreement or the Note. Any amounts, until so reimbursed to Lender, will, without further action by Lender or Borrower, be added to and become a part of the Obligations and secured hereby. Lender may, for the foregoing purposes during the continuance of an Event of Default, act in its own name or that of Borrower. Borrower hereby grants to Lender its power of attorney, irrevocable so long as any of the Obligations are outstanding, to take any of the actions described or permitted by this Section. Lender is not obligated to exercise its rights under this Section and will not be liable to Borrower for any failure to do so.

10. Limitation of Obligation  of Secured Party. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for: (a) any change in the market value of the Collateral or for the collection or protection of any income and proceeds from the Collateral; (b) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral; or (c) informing Borrower about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Lender will be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession (even if it fails to sell or convert Collateral which is falling in market value) if Lender treats such Collateral in substantially the same way that Lender treats the collateral of its other customers when dealing with similar types of collateral under similar circumstances. The failure of Lender to preserve or protect any rights with respect to any of the Collateral against other parties will not be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

11. Default. The term “Event of Default” has the meaning as set forth in the Credit Agreement and thus the occurrence and continuance of any event of or the existence of any condition which is specified as an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

12. Remedies. Upon the occurrence and during the continuation of an Event of Default, Lender will have and may exercise any or all of its rights and remedies as provided in the Credit Agreement and in the other Loan Documents, at law or in equity, and/or treat all of Borrower’s property in Lender’s possession as part of the Collateral to secure payment of the Obligations, in addition to exercising any one or more of the following rights and remedies:

(i) Declare all Obligations immediately due and payable, without notice of any kind to Borrower.

(ii) Utilize any and all of its rights and pursue any and all of its remedies under the UCC, under any other applicable law, at equity, or pursuant to this Agreement and the other Loan Documents with respect to the Collateral.

(iii) Register any securities included in the Collateral in Lender’s name and exercise any rights normally incident to the ownership of securities.

(iv) Maintain a judicial suit for foreclosure and sale of the Collateral.

(v) Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact to execute endorsements, assignments and instruments in the name of Borrower as shall be necessary or reasonable.

All of Lender’s rights and remedies, whether evidenced by this Agreement, the Credit Agreement or other Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare an Event of Default and to exercise its remedies hereunder. Borrower agrees that, to the extent notice of sale shall be required by applicable law, ten (10) days notice shall constitute commercially reasonable notification.

13. Certificate Regarding Collateral.  Upon the occurrence and during the continuation of an Event of Default, whenever Lender so requires, Borrower will execute and deliver to Lender a certificate, in form and detail satisfactory to Lender and signed by a knowledgeable officer of Borrower, scheduling all material Collateral, as Lender may reasonably require, together with such copies of invoices (with evidence of shipment attached), if available, original purchase orders, service contracts, bills of lading, original warehouse receipts or similar documents of title, pertaining to Borrower’s Accounts and Inventory as Lender may reasonably require.

14. No Release or Impairment  of Collateral. Lender’s Security Interest hereunder and Lender’s rights in connection therewith will continue unimpaired, notwithstanding that Lender takes, exchanges or releases the Collateral or other security, releases any person primarily or secondarily liable for any of the Obligations, grants or allows extensions, renewals, modifications, rearrangements, restructures, replacements or refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms thereof, or indulgences with respect to the Obligations. Lender may apply to the Obligations in such order as Lender determines, any proceeds or other amounts received on account of the Collateral pursuant hereto by the exercise of any right permitted under this Agreement, regardless of whether there is any other security for the Obligations. Borrower hereby waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Borrower or any other party to the Obligations or the Collateral.

15. Releases. In the event all of the Obligations have been fully and indefeasibly paid, all of the Commitments have been canceled or terminated and the Lender has no other commitment to extend credit or make advances to or for the account of Borrower, and Lender has received a written request from Borrower in connection therewith to execute and deliver all applicable UCC termination statements and releases with respect to the Collateral (collectively, the “Releases”), Lender will, at Borrower’s sole cost and expense (and Borrower will promptly reimburse Lender for any reasonable fees and expenses, including but not limited to reasonable legal fees and expenses, incurred in connection with the preparation, review, filing or recording of any such releases or terminations) execute and deliver such Releases to the person and address designated by Borrower in its notice within a commercially reasonable time after Lender’s receipt of such notice.

16. No Liability of Lender  for Contracts. Anything herein to the contrary notwithstanding: (i) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (iii) Lender shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

17. Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower’s status and affairs.

18. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations under the Loan Documents have been fully paid and/or satisfied, including without limitation payment of the principal and interest under both of the Notes.

19. Miscellaneous.

19.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall made and delivered in accordance with the Credit Agreement.

19.2. Amendments and Waivers. No amendment to this Agreement will be effective unless it is in writing and signed by authorized officers of Borrower and Lender. No waiver of full compliance with any provision of this Agreement or consent to any departure by Borrower herefrom will be effective unless it is in writing and signed by an authorized officer of Lender; provided, however, that any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

19.3. Rights Cumulative. Each of the rights and remedies of Lender under this Agreement is in addition to all of their other rights and remedies under applicable law, and nothing in this Agreement may be construed as limiting any such rights or remedies.

19.4. Successors and Assigns. This Agreement binds Borrower and its successors and assigns and inures to the benefit of Lender, and each of their successors, transferees, participants and assignees. Borrower may not delegate or transfer any of its obligations under this Agreement without the prior written consent of Lender. With respect to Borrower’s successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for Borrower.

19.5. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

19.6. Governing Law; No  Third Party Rights. This Agreement is to be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Agreement is solely for the benefit of the parties hereto and the Lender and its respective successors and assigns pursuant to the terms of the Credit Agreement, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

19.7. Lender Expenses and Attorneys’  Fees. Borrower will reimburse Lender for all expenses incurred by Lender in connection with preparation, administration, amendment, modification and in seeking to collect or enforce the Obligations and any other rights under this Agreement or any of the other Loan Documents or under any other instrument, document or agreement evidencing or executed in connection with any of the Obligations, including reasonable attorneys’ fees and actual attorneys’ expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code, and any expenses incurred on account of damage to any property to which any of the Collateral may be affixed. Notwithstanding the foregoing, Borrower and Lender agree that the costs payable by Borrower in connection with the origination of the Loan (i.e., attorney fees, loan documentation costs, recording fees, etc.) shall not exceed $10,000.

19.8. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN GREENE COUNTY AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF EITHER OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, BORROWER AND LENDER ACKNOWLEDGE THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

19.9. WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER AND LENDER OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signatures on the Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:

DECORIZE, INC., a Delaware corporation

By:	/s/ Steve Crowder
Name:	Steve Crowder
Title:	President and CEO

GUILDMASTER, INC., a Missouri corporation

By:	/s/ Steve Crowder
Name:	Steve Crowder
Title:	President and CEO

FAITH WALK DESIGNS, INC., a Missouri corporation

By:	/s/ Gaylen Ball
Name:	Gaylen Ball
Title:	Secretary